EXHIBIT 2.2

                         ARTICLES OF AMENDMENT
                                  OF
                       ARTICLES OF INCORPORATION
                                  OF
                      TEEKAY SHIPPING CORPORATION
           UNDER SECTION 9.5 OF THE BUSINESS CORPORATION ACT


I, the undersigned, the Executive Vice-President and the Secretary of Teekay Shipping Corporation, a corporation incorporated under the laws of the Republic of Liberia, (the "Corporation"), for the purpose of amending the Articles of Incorporation of said corporation hereby certify:


1. The name of the Corporation is TEEKAY SHIPPING CORPORATION. The Corporation was formed under the name VIKING STAR SHIPPING INC.

2. The Articles of Incorporation were filed with the Minister of Foreign Affairs as of February 9, 1979.

3. Articles of Amendment of Section E of the Articles of Incorporation were filed with the Minister of Foreign Affairs as of December 29, 1986.

4. Articles of Amendment of Section E of the Articles of Incorporation were filed with the Minister of Foreign Affairs as of November 23, 1988.

5. Articles of Amendment of Section E of the Articles of Incorporation were filed with the Minister of Foreign Affairs as of May 12, 1990.

6. Articles of Amendment of Section E of the Articles of Incorporation were filed with the Minister of Foreign Affairs as of July 23, 1991.

7. Articles of Amendment of Section E of the Articles of Incorporation were filed with the Minister of Foreign Affairs as of July 8, 1992.

8. Articles of Amendment of Section E and H and the addition of Section J to the Articles of Incorporation were filed with the Minister of Foreign Affairs as of March 11,1994.

9. Articles of Amendment of Section B of the Articles of Incorporation were filed with the Minister of Foreign Affairs as of April 7, 1995.

10. Amended and Restated Articles of Incorporation were filed with the Minister of Foreign Affairs as of September 29,1999.

11. Section C of the Articles of Incorporation is hereby amended and restated in its entirety as follows:


          The corporation shall change its place of business to the Republic of The Marshall Islands, redomesticating therein. The registered address of the Corporation in the Marshall Islands shall be Trust Company Complex, Ajeltake Islands, P.O. Box 1405, Majuro, Marshall Islands MH 96960. The name of the Corporation's Registered Agent at such address shall be The Trust Company of the Marshall Islands, Inc.

The amendment to the Articles of Incorporation was authorized by written consent of the directors of the Corporation.

IN WITNESS WHEREOF the undersigned have executed these Articles of Amendment this 6th day of December, 1999.




                                  ___________________________
                                   Name: Arthur F. Coady
                                   Title: Executive Vice-President and Secretary



                              NOTARY

CITY OF NASSAU                      )
COUNTRY OF                          )  SS:
THE BAHAMAS                         )


On this 6th day of December, 1999, before me personally came Arthur F. Coady known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that the execution thereof was the act and deed of the Corporation.




                                         ___________________________
                                         Notary Public